                                                                    EXHIBIT 10.3



                      ORTHODONTIC CENTERS OF AMERICA, INC.

        1994 NON-QUALIFIED STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS,

                             AS AMENDED AND RESTATED

                                    PREAMBLE

         WHEREAS, Orthodontic Centers of America, Inc. (the "Company") has heretofore adopted and maintained the Company's 1994 Non-Qualified Stock Option Plan for Non-Employee Directors (the "Plan") that awards options to purchase shares of the common stock of the Company to its directors who are not employed by the Company or its affiliates;

         WHEREAS, the Company desires to amend and restate the Plan as provided herein; and

         WHEREAS, the Company intends that this Plan and Options granted hereunder will conform to the requirements for exemption set forth under Securities and Exchange Commission Rule 16b-3 under the Securities Exchange Act of 1934, as amended;

         NOW, THEREFORE, pursuant to resolutions adopted by the Board of Directors of the Company, the Company hereby amends and restates the Plan as provided herein, effective as of the date that the stockholders of the Company approve this amendment and restatement of the Plan.

                             ARTICLE I. DEFINITIONS

         1.1 Affiliate. A corporate parent, corporate subsidiary, limited liability company, partnership or other business entity that is wholly-owned or controlled by, or that controls, the Company.

         1.2 Agreement. A written agreement (including any amendment or supplement thereto) between the Company or Affiliate and a Participant specifying the terms and conditions of an Option granted to such Participant.

         1.3 Board. The board of directors of the Company.

         1.4 Code. The Internal Revenue Code of 1986, as amended.

         1.5 Committee. A committee that is designated by the Board to serve as the administrator of the Plan. The Committee shall be composed of at least two individuals (or such number that satisfies Rule 16b-3 under the Exchange Act) who are members of the Board and are not employees of the Company or an Affiliate, and who are designated by the Board as the "Compensation Committee" or are otherwise designated to administer the Plan. In the absence of a designation of a Committee by the Board, the Board shall be the Committee.

         1.6 Company. Orthodontic Centers of America, Inc. and its successors.

         1.7 Exchange Act. The Securities Exchange Act of 1934, as amended.

         1.8 Fair Market Value. On any given date, Fair Market Value shall be determined by the applicable method described below:

                  (a) If the Stock is traded on a trading exchange (e.g., the New York Stock Exchange) or is reported on the Nasdaq National Market System or another Nasdaq Stock Market automated quotation system or the OTC Bulletin Board System, Fair Market Value shall be determined by reference to the price of the Stock on such exchange or system with respect to the date for which Fair Market Value is being determined (unless, where appropriate, the Committee determines in good faith the Fair Market Value of the Stock to be otherwise).

                  (b) If the Stock is not traded on a recognized exchange or automated trading system, Fair Market Value shall be the value determined in good faith by the Committee.

         1.9 Grant Date. The date on which an Option is awarded under this Plan.

         1.10 Option. The right that is granted hereunder to a Participant to purchase from the Company a stated number of shares of Stock at the price set forth in an Agreement.

         1.11 Option Period. The period described in Sections 4.4 and 4.5 during which an Option may be exercised.

         1.12 Participant. A member of the Board who is not employed by the Company or an Affiliate on a Grant Date.

         1.13 Plan. The Orthodontic Centers of America, Inc. 1994 Non-Qualified Stock Option Plan for Non-Employee Directors, as amended and restated.

         1.14 Stock. The common stock of the Company or any successor security.

                           ARTICLE II. PURPOSE OF PLAN

         The purpose of the Plan is to provide an incentive to enable the Company to attract and retain the services of experienced and highly-qualified individuals as directors of the Company, and to encourage stock ownership by such directors so that their interests are aligned with the interests of the Company and its stockholders. It is intended that Participants may acquire or increase their proprietary interests in the Company and be encouraged to remain in the directorship of the Company. The proceeds received by the Company from the sale of Stock pursuant to this Plan may be used for general corporate purposes.

                           ARTICLE III. ADMINISTRATION

         3.1 Administration of Plan. The Plan shall be administered by the Committee. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Option. The Company shall bear all expenses of Plan administration. In addition to all other authority vested with the Committee under the Plan, the Committee shall have complete authority to:

                  (a)      Interpret all provisions of this Plan;

                  (b) Prescribe the form of any Agreement and notice and manner for executing or giving the same;

                  (c)      Make amendments to all Agreements;

                  (d)      Adopt, amend and rescind rules for Plan
                           administration; and

                  (e) Make all determinations it deems advisable for the administration of this Plan.

         3.2 Regulatory Compliance. Notwithstanding anything in the Plan to the contrary, the Committee, in its absolute discretion, may restrict, limit or condition the use of any provision of the Plan in order to ensure compliance with Section 16(b) of the Exchange Act and with all other rules and regulations referenced in Article IX hereof.

                            ARTICLE IV. OPTION GRANTS

         4.1 Automatic Grants. On the date of each annual meeting of the stockholders of the Company occurring after 2003 during the term hereof, each Participant as of the time immediately following such annual meeting shall be granted automatically an Option to purchase 3,717 shares of Stock; provided, that such grant shall be made only to Participants who are elected to the Board at such annual meeting of stockholders or whose term as a director of the Company otherwise continues through and following such annual meeting. If, on any Grant Date during the term of the Plan, there are not sufficient shares of Stock that remain available pursuant to Section 5.2 to provide this automatic grant on such date, then the number of shares that can be purchased under the Option that is granted on that date shall be determined on a pro rata basis by dividing the number of shares of Stock which remain available pursuant to
Section 5.2 by the number of Participants who are eligible to receive an Option on such Grant Date, with fractional shares rounded down to the nearest number of whole shares. All references to numbers of shares in this Section are subject to adjustment in accordance with Article VIII.

         4.2 Discretionary Grants. The Committee may, from time to time, in its sole discretion, grant additional Options to Participants under this Plan to purchase such number of shares of Stock as is determined by the Committee (subject to the limits in Section 5.2 hereof).

         4.3 Exercise Price. The per-share exercise price for Stock covered by an Option shall be the Fair Market Value of Stock on the Grant Date of such Option.

         4.4 Option Period. The period within which each Option may be exercised shall be the ten year period that begins with the Grant Date of such Option (the "Option Period"). However, Options will expire sooner under the circumstances described in Section 4.5.

         4.5 Termination of Service, Death, Etc.

                  (a) If the directorship of a Participant is terminated within the Option Period on account of fraud, dishonesty or other acts detrimental to the interests of the Company or any Affiliate, all Options held by such Participant and the right to exercise such Options shall automatically terminate and expire as of the date of termination of such directorship;

                  (b) If a Participant dies prior to the expiration of an Option, the Option may be exercised, to the extent that the Participant was entitled to exercise it at the date of death, within one year after such date (if otherwise within the Option Period), by the executor or administrator of the estate of the Participant, or by any person or persons who shall have acquired the Option directly from the Participant by bequest or inheritance, at which time the right to exercise the Option shall expire; or

                  (c) If the directorship of a Participant is terminated for any reason (other than the circumstances specified in paragraphs (a) and (b) of this Section 4.5), the Option may be exercised, to the extent the Participant was able to do so at the date of termination of the directorship, within three months after such termination (if otherwise within the Option Period). Thereafter, the Option shall terminate and cease to be exercisable.

                  4.6 Exercise Period. Each Option shall be exercisable as to 25% of the shares of Stock subject to the Option beginning on the second anniversary of the Grant Date, as to 50% of such shares of Stock beginning on the third anniversary of the Grant Date, as to 75% of such shares of Stock beginning on the fourth anniversary of the Grant Date and in full beginning on the fifth anniversary of the Grant Date.

                        ARTICLE V. STOCK SUBJECT TO PLAN

         5.1 Source of Shares. Upon the exercise of an Option, the Company shall transfer to the Participant authorized but previously unissued Stock or shares of Stock that are held in treasury.

         5.2 Maximum Number of Shares. The maximum aggregate number of shares of Stock that may be issued pursuant to this Plan pursuant to the exercise of Options is 400,000 shares, subject to increases and adjustments as provided in
Article VIII.

         5.3 Forfeitures. If any Option granted hereunder is forfeited, expires or terminates for any reason, in part or whole, the shares of Stock subject thereto which are not issued pursuant to that Option shall again be available for issuance of an Option under this Plan.

                ARTICLE VI. OPTION HOLDER RIGHTS AND LIMITATIONS

         6.1 Transferability. Any Option granted under this Plan shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that an Option may be transferable to the extent provided in an Agreement. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation or liability of such Participant.

         6.2 Stockholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to Options prior to the exercise of such Option.

         6.3 Interruption of Service. The Committee shall determine the extent to which a leave of absence for military or government service, illness, temporary disability, or other reasons shall be treated as a termination or interruption of service as a member of the Board for purposes of determining questions of forfeiture and exercise of an Option after termination.

                         ARTICLE VII. METHOD OF EXERCISE

         7.1 Exercise. An Option granted hereunder shall be deemed to have been exercised on the Date of Exercise.

         7.2 Payment. Except as otherwise provided by the Agreement, payment of the Option price shall be made in cash, actual or constructive delivery of Stock that was acquired at least six months prior to the exercise of the Option, other consideration acceptable to the Committee, or a combination thereof;

provided, however, that a form of payment other than cash is only acceptable to the extent that the same is expressly approved by the Committee. Payment of the exercise price shall include amounts required for tax withholdings, as described in Section 7.3, in cash, unless the Committee consents to alternate arrangements for withholdings.

         7.3 Withholding Tax Requirements. Upon exercise of an Option, the Participant shall, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the shares of Stock, pay to the Company amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements, but only to the extent that the Company is required by law to withhold such amounts or that the Participant voluntarily elects for such withholding.

         7.4 Issuance and Delivery of Shares. Shares of Stock issued pursuant to the exercise of Options hereunder shall be delivered to Participants by the Company (or its transfer agent) as soon as administratively feasible after a Participant exercises an Option hereunder and remits the applicable exercise price and tax withholdings to the Company.

                 ARTICLE VIII. ADJUSTMENT UPON CORPORATE CHANGES

         8.1 Adjustments to Shares. The number and kind of shares of Stock with respect to which Awards hereunder may be granted (both overall and individual limitations) and which are the subject of outstanding Awards, and the maximum number and exercise price thereof, shall be adjusted as the Committee determines (in its sole discretion) to be appropriate, in the event that:

         (a) the Company or an Affiliate effects one or more Stock dividends, Stock splits, reverse Stock splits, subdivisions, consolidations or other similar events;

         (b)      the Company or an Affiliate engages in a transaction to which section 424 of the Code applies; or

         (c) there occurs any other event that in the judgment of the Committee necessitates such action;

provided, however, that if an event described in paragraph (a) or (b) occurs, the Committee shall make adjustments to the limits on Awards specified in Sections 4.5 and 5.2 that are proportionate to the modifications of the Stock that are on account of such corporate changes. If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another person, or the sale of all or substantially all the Company's assets to another person, shall be effected such that holders of Stock shall be entitled to receive stock, securities or other property (including, without limitation, cash) with respect to or in exchange for Stock, then each holder of an Option shall thereafter have the right to purchase, upon the exercise of the Option in accordance with the terms and conditions specified herein and in the Agreement governing such Option and in lieu of the shares of Stock immediately theretofore receivable upon the exercise of such Option, such shares of stock, securities or other property (including, without limitation, cash) as would be issuable or payable in such reorganization, reclassification, consolidation, merger or sale with respect to or in exchange for a number of outstanding shares of Stock equal to the number of shares of Stock that would have been immediately theretofore so receivable with respect to such Option had such reorganization, reclassification, consolidation, merger or sale not taken place, subject to such adjustments as the Committee, in its sole discretion, shall determine to be appropriate.

         8.2 Substitution of Options. The Committee may grant Options in substitution for stock awards, stock options, stock appreciation rights or similar awards held by an individual who becomes a director of the Company in connection with a transaction to which Section 424(a) of the Code applies. The terms of such substituted Options shall be determined by the Committee in its sole discretion, subject only to the limitations of Article V.

         8.3 No Adjustment upon Certain Transactions. Notwithstanding Sections
8.1 and 8.2 above, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Options.

         8.4 Vesting of Options upon Change in Control. The provisions of this
Section 8.4 shall apply to the extent that an Agreement does not otherwise expressly address the matters contained herein. If the Company experiences an event which results in a "Change in Control," as defined in Section 8.4(a), then, whether or not the vesting requirements set forth in any Agreement have been satisfied, all Options that are outstanding at the time of the Change in Control shall become fully vested and exercisable immediately prior to the Change in Control event.

                  (a) For purposes hereof, a "Change in Control" shall be deemed to have occurred upon the occurrence of any of the following events:

                  (i) Any merger, acquisition, consolidation, reorganization, liquidation or similar transaction in which the Company is not the survivor of the transaction, survives only as a subsidiary or is otherwise under the control of an acquiring person or entity;

                  (ii) An acquisition (other than directly from the Company) of beneficial ownership, within the meaning of Rule 13d-3 promulgated under the Exchange Act ("Beneficial Ownership"), of voting securities of the Company (the "Voting Securities") by any person, individual, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (each, a "Person"), immediately following which such Person has Beneficial Ownership of 50% or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, the acquisition of Beneficial Ownership of Voting Securities in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of the voting power or the equity securities or equity interests is owned directly or indirectly by the Company (a "Control Subsidiary"), or (ii) the Company or any Control Subsidiary;

                  (iii) At any time during a period of two consecutive years or less, individuals who, at the beginning of such period, constitute the members of the Board, and any new directors of the Company whose election to such positions by the Board or whose nomination for election by the stockholders of the Company to such positions was approved by a vote of at least two-thirds of the directors then still in office who either were directors of the Company at the beginning of such period or whose election or nomination for election to such positions was previously so approved, cease for any reason (other than death, disability or voluntary resignation) to constitute a majority of the Board;

                  (iv) the sale or disposition of all or substantially all of the assets of the Company and its subsidiaries; or

                  (v) the approval by the stockholders of the Company of a dissolution of the Company.

                  (b) Notwithstanding the foregoing, a portion of the acceleration of vesting described in this Section shall not occur with respect to an Option to the extent such acceleration of vesting would cause the Participant or holder of such Option to realize less income, net of taxes, after deducting the amount of excise taxes that would be imposed pursuant to Section 4999 of the Code, than if accelerated vesting of that portion of the Option did not occur. This limitation shall not apply (i) to the extent that the Company, an Affiliate or the acquirer are obligated to indemnify the Participant or holder for such excise tax liability under an enforceable "golden parachute" indemnification agreement, or (ii) the stockholder approval described in Q&A 7 of Prop. Treas. Reg. Section 1.280G-1 issued under Section 280G of the Code is obtained to permit the acceleration of vesting described in this Section (applied as if the stockholder approval date was the date of the Change in Control).

                  (c) Notwithstanding anything to the contrary contained herein, a change in ownership that occurs as a result of a public offering of the Company's equity securities that is approved by the Board shall not alone constitute a Change in Control.

         8.5 Fractional Shares. Only whole shares of Stock may be acquired through the exercise of an Option. Any adjustments made pursuant to this Article will be made so that only the resulting number of whole shares of Stock represented by an Option will be issued hereunder. Any amounts tendered in the exercise of an Option remaining after the maximum number of whole shares have been purchased will be returned to the Participant in the form of cash.

             ARTICLE IX. COMPLIANCE WITH LAW AND REGULATORY APPROVAL

         9.1 General. No Option shall be exercisable, no Stock shall be issued, no certificates for shares of Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all federal or state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all securities exchanges or self-regulatory organizations on which the Stock may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of Stock for which an Option is exercised may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal or state laws and regulations.

         9.2 Representations by Participants. As a condition to the exercise of an Option, the Company may require a Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares, if, in the opinion of counsel for the Company, such representation is required by any relevant provision of the laws referred to in Section 9.1. At the option of the Company, a stop transfer order against any shares of stock may be placed on the official stock books and records of the Company, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with federal or state securities laws. This provision shall not obligate the Company or any Affiliate to undertake registration of options or stock hereunder.

                          ARTICLE X. GENERAL PROVISIONS

         10.1 Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

         10.2 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

         10.3 Governing Law. The internal laws of the State of Louisiana (without regard to the choice of law provisions of Louisiana) shall apply to all matters arising under this Plan, to the extent that federal law does not apply.

         10.4 Compliance with Section 16 of the Exchange Act. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (or successor provisions) under the Exchange Act. To the extent any provision of this Plan or action by Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

         10.5 Amendment. The Board may amend or terminate this Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Option is not valid with respect to such Option without the Participant's consent; and provided, further, that the stockholders of the Company must approve any amendment that increases the number of shares of Stock in the aggregate which may be issued pursuant to Options granted under the Plan and such amendment must be approved coincident with or prior to the date Options are granted with respect to such shares.

         10.6 Effective Date of Amendment and Restatement of Plan. This amendment and restatement of the Plan shall be effective as of the date it is approved by the stockholders of the Company.

         IN WITNESS WHEREOF, the undersigned officer has executed this Plan on this the 18th day of April, 2003, but to be effective as of the date specified in Section 10.6.

                                        ORTHODONTIC CENTERS OF AMERICA, INC.


                                        By: /s/ Bartholomew F. Palmisano, Sr.
                                            ------------------------------------
                                            Bartholomew F. Palmisano, Sr.
                                            Chairman of the Board, President and
                                            Chief Executive Officer